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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of report (Date of earliest event reported)        July 9, 1999
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                              SABRATEK CORPORATION
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             (Exact Name of Registrant as Specified in Its Charter)

          Delaware                    1-11831                    36-3700639
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(State or Other Jurisdiction        (Commission              (I.R.S. Employer
      of Incorporation)            File Number)             Identification No.)

         8111 North St. Louis, Skokie, Illinois                    60076
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         (Address of Principal Executive Offices)                (Zip Code)

                                 (847) 720-2400
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              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)





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         ITEM 2:  ACQUISITION OR DISPOSITION OF ASSETS.

         (a) On July 9, 1999, Sabratek Corporation, a Delaware corporation, consummated a transaction in which it acquired all of the issued and outstanding capital stock of GDS Technology, Inc., an Indiana corporation, in exchange for 216,949 shares of Sabratek common stock. Sabratek acquired the GDS stock under the terms of a Stock Option Agreement, dated as of August 29, 1997, by and among Sabratek, GDS and those GDS shareholders who executed the Stock Option Agreement. The purchase price was determined in accordance with the formula contained in the Stock Option Agreement. In addition, Sabratek also agreed to assume, and has repaid substantially all of, GDS's corporate debt in the aggregate amount of approximately $765,000.

         In connection with the transaction, Sabratek also entered into a Registration Rights Agreement in which Sabratek agreed to file a registration statement registering the resale by the former GDS shareholders of all 216,949 shares of Sabratek common stock issued to them. In the event that the registration statement is not declared effective by the Securities Exchange Commission by September 7, 1999, Sabratek has an obligation to offer to redeem all of the shares of its common stock which it issued to the former shareholders of GDS. Under the terms of the stock option agreement, the redemption price for the shares which Sabratek may be required to redeem will be $23.04 per share

         Prior to the acquisition, Sabratek and GDS were associated through a Supply and Distribution Agreement, dated August 29, 1997. Under the terms of the Supply and Distribution Agreement, Sabratek acquired the exclusive rights to diagnostic products assembled and owned by GDS, including the GDS Stat-Site point of care diagnostic testing device and related disposable tests for use in the alternate site health care market.

     (b) As part of its acquisition of GDS, Sabratek acquired (i) office space subject to existing leases, (ii) furniture, (iii) fixtures, (iv) equipment and
(v) rights to intellectual property (together, the "Property"). Sabratek intends to use the Property for the same purposes and in the same manner as it was used by GDS prior to this acquisition.



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ITEM 7:  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c) EXHIBITS

         4.6 Registration Rights Agreements, dated as of August 29, 1997, by and among Sabratek Corporation and the holders of shares of common stock issued GDS Technology, Inc.

         10.60 Stock Option Agreement, dated as of August 29, 1997, by and among Sabratek Corporation, GDS Technology, Inc. and holders of common stock issued by GDS Technology, Inc. (Sabratek hereby agrees to furnish supplementally to the Securities and Exchange Commission upon request a copy of any omitted schedule or exhibit, all of which are listed in the table of contents to the Stock Option Agreement.)























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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: July 21, 1999                         By:    \s\ Stephen L. Holden
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                                                  Stephen L. Holden, President






























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